   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 13, 1997
                                                       REGISTRATION NO. __-_____

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ---------------
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ---------------
                              RIVIERA TOOL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           MICHIGAN                          3544                           38-2828870
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer Identification No.)
incorporation or organization)   Classification Code Number)

                              -----------------
                           5460 Executive Parkway SE
                         Grand Rapids, Michigan  49512
                                 (616) 698-2100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -----------------



         KENNETH K. RIETH                             Copies to:
             President
   5460 Executive Parkway, S.E.                 STUART F. CHENEY, Esq.
   Grand Rapids, Michigan 49512     Dickinson, Wright, Moon, Van Dusen & Freeman
          (616) 698-2100                  200 Ottawa Avenue, N.W., Suite 900
(Name, address and telephone number          Grand Rapids, Michigan 49503
       of agent for service)                        (616) 458-1300

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                              -----------------

   If any of the Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
                         check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

 If delivery of the prospectus is expected to be made pursuant to 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================
                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE    OFFERING PRICE       AGGREGATE       REGISTRATION
        TO BE REGISTERED           REGISTERED (1)   PER SHARE (2)    OFFERING PRICE (2)      FEE
---------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE.......          45,000       $5.00             $225,000         $68.18
==========================================================================================================

(1) Offering price calculated pursuant to 17 CFR Section 230.457(c) at average of the high and low prices of the Common Stock reported on the American Stock Exchange on June 12, 1997.

                                EXPLANATORY NOTE

     In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Riviera Tool Company (the "Common Stock") pursuant to the Plan. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares of Common Stock previously acquired pursuant to the Plan (hereinafter such prospectus will be referred to as the "Prospectus").

================================================================================

PROSPECTUS

                              RIVIERA TOOL COMPANY

                         45,000 Shares of Common Stock

     This Prospectus relates to an aggregate of 45,000 shares of the common stock, no par value (the "Common Stock"), of Riviera Tool Company (the "Company") issued or issuable under the John T. Moran Consulting Agreement and Plan of Compensation dated March 4, 1997 (the "Plan") in his capacity as a consultant to the Company pursuant thereto, and is to be used in connection with the reoffer and resale of such shares of Common Stock by John T. Moron (the "Selling Shareholder"). The Selling Shareholder may be deemed to be an affiliate of the Company, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). The Company will not receive any of the proceeds from the sale of the Common Stock issued to the Selling Shareholder under the Plan.

     The Common Stock issued or issuable under the Plan may be sold from time to time by the Selling Shareholder or by his pledgee, donee, transferee or other successor in interest. Such sales may be made on the American Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. All discounts, commissions or fees incurred in connection with the sale of the Common Stock offered hereby will be paid by the Selling Shareholder, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission, and of registering or qualifying the Common Stock will be paid by the Company.

     The Common Stock of the Company is listed on the American Stock Exchange under the symbol "RTC." The closing price of the Company's Common Stock as reported on June 12, 1997 was $5.00.

PURCHASE OF THESE SECURITIES MAY INVOLVE MATERIAL RISKS.  SEE "RISK FACTORS."

                        ________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ________________________________



             The date of this Prospectus is June 13, 1997.

                             AVAILABLE INFORMATION

     No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office at 500 West Madison, Chicago, Illinois 60604. Copies of such material may be obtained upon written request addressed to the Commission at the Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is an electronic filer, and the Commission maintains a web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents incorporated hereby by reference other than exhibits to such documents. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Such requests should be directed to Riviera Tool Company, 5460 Executive Parkway, S.E., Grand Rapids, Michigan 49512, Attention: Investor Relations.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Prospectus as of their respective dates:

      (a) The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended February 28, 1997; and

      (b) The Company's Registration Statement on Form S-1 filed with the Commission on October 15, 1996, together with any amendment or report filed for the purpose of updating such Registration
           Statement, to the extent of such update.  Registration No. 333-14187.

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                  THE COMPANY

     Riviera Tool Company designs, develops and manufactures custom large scale metal stamping die systems used in the high speed production of sheet metal stamped parts and assemblies for the automobile industry. The Company incorporates its knowledge of integrated computer technologies with the design and manufacture of metal stamping die systems resulting in solutions that address the specific manufacturing requirements of its main customers, Chrysler Corporation ("Chrysler"), Ford Motor Company ("Ford") and General Motors Corporation ("General Motors"), the three largest domestic automobile manufacturers (the "OEMs"), and their tier one suppliers of sheet metal stamped parts and assemblies.

     The Company's executive offices are located at 5460 Executive Parkway, S.E., Grand Rapids, Michigan 49512.

                                  RISK FACTORS

     THE COMMON STOCK BEING OFFERED INVOLVE A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD BE CONSIDERED EXTREMELY SPECULATIVE. THEY SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD THE POSSIBILITY OF THE LOSS OF THEIR ENTIRE INVESTMENT. Prospective investors should consider carefully, among other factors, the risk factors and other special considerations relating to the Company and this offering set forth below.

RELIANCE UPON MAJOR CUSTOMERS

     Approximately 25% of the Company's sales during fiscal 1996 and 24% in fiscal 1995 were made directly to Chrysler Corporation. In addition, approximately 11% of the Company's sales during fiscal 1996 and 7% during fiscal 1995 were made directly to Ford Motor Company. Ford suppliers represented approximately 17% and 55% of the Company's sales during fiscal 1996 and 1995, respectively. General Motors represented approximately 13% of the Company's sales during 1996 and 1% during fiscal 1995. For the three months ended November 30, 1996,

Chrysler, Ford, General Motors and their tier one suppliers accounted for approximately 50%, 35% and 8% of the Company's revenues, respectively.


     The loss of the Company's relationship with these customers, or a significant reduction of their minimum tooling purchases, or a reduction in new product development due to economic conditions, could have a material adverse effect upon the Company.

     The Company is directly dependent on its customers who directly produce the end use product. As a result, if the end use producers (Chrysler, Ford and General Motors) experience difficulties in such critical areas as style, quality or global competition, the demand for such end use producer's product may be adversely affected, which may in turn affect the Company.

GENERAL FACTORS: ECONOMIC CLIMATE, INTERNATIONAL MONETARY CYCLES, CHANGING FACILITIES, INTER-INDUSTRY DEPENDENCE, AVAILABLE FINANCING

     The revenue and value of manufacturing concerns, such as the Company, in general, may be adversely affected by a number of factors, including: (a) the international, national, regional and local economic climate - in particular, manufacturing intended for large ticket durable consumer goods, which directly contributes to or adversely affects the work loads of manufacturing concerns supplying product that will contribute to or be incorporated into end use consumer products, (b) international monetary cycles - manufacturing concerns produce products that contribute to or are otherwise incorporated into retail consumer end use products that will directly or indirectly be competing on a global basis. Where price becomes an issue, monetary cycles may contribute to or detract from competitive positioning, (c) the need to periodically repair, replace, upgrade and expand existing production capabilities may not prove to be a profitable endeavor. (d) the dependence on other industries --manufacturing concerns that do not produce an end product but contribute to an end product produced by another manufacturing concern are subject to both the trends of the end user and the buying practices of the manufacturer that assembles into a merchantable product. (e) manufacturing concern values are affected by factors such as changes in interest rates and the availability of financing in capital - intensive industries, and in addition, manufacturing concerns do not typically receive progress payments from their customers.

VOTING CONTROL

     Following completion of this Offering, Riviera Holding Company (owned 100% by Kenneth K. Rieth), a Michigan corporation and Motor Wheel Corporation, an Ohio corporation located in Lansing, Michigan, will have approximately 24.5% and 29.6%, respectively, of the voting power and ownership of the Company (assuming no exercise of the Underwriters' over-allotment option). Together they will have effective voting control of the Company, and will be able to elect or remove all of the Company's Directors, will exercise significant control over the other affairs of the Company and will be able to block any proposal put to a vote of the shareholders including proposals which require a supermajority. These two shareholders have entered into a formal voting agreement as to the election of Directors.

DEPENDENCE ON EXISTING MANAGEMENT

     Kenneth K. Rieth and a few key employees have been primarily responsible for the development of most of the Company's products, processes and business methods. The loss or interruption of the continued full-time services of any of them could have a material adverse effect on the Company. The Company maintains "Key-man" life insurance policies on Kenneth K. Rieth, President, C.E.O. and Director, and Leonard H. Wood, Vice President, General Manager and Director, for $2,500,000 and $500,000, respectively. The Company has pledged $1,000,000 of this insurance on Kenneth K. Rieth to NBD Bank in connection with replacing that bank as its primary commercial lender.


COMPETITION AND MARKET CONSOLIDATION

     The tooling systems industry is highly competitive, and there can be no assurance that the Company will be able to compete successfully in the future. The Company's largest customers, Chrysler and Ford, both have internal die construction capability; however, the Company believes that such capacity is insufficient in relationship to their total requirements. The Company believes that the automobile industry has been going through a tooling systems supplier consolidation and that there are now fewer quality oriented, full service die systems suppliers. There is no assurance that the Company will continue to qualify as a supplier to any of the automobile manufacturers. The loss of any such qualification would have a material adverse effect on the Company. In addition, the Company faces competition from foreign manufacturers, particularly from Japan.

SHARES ELIGIBLE FOR FUTURE SALE

     The 1,335,000 shares of Common Stock held by Riviera Holding Company, owned 100% by Kenneth K. Rieth, Motor Wheel Corporation and 125,000 shares owned by NBD Bank are eligible for sale in accordance with Rule 144 under the Securities Act of 1933, as amended. Under Rule 144, shareholders who have held fully-paid shares for at least one year may sell them without registration under certain conditions. The sale of a significant portion of these shares in the open market could have a material adverse effect on the market price of the Common Stock. However, Riviera Holding Company and Motor Wheel Corporation have agreed with the National Securities Corporation that they will not sell or otherwise dispose of any Common Stock until March 4, 1999 without the consent of the National Securities Corporation. NBD Bank has agreed with the National Securities Corporation that it will not sell or otherwise dispose of any Common Stock until March 4, 1998 without the consent of the National Securities Corporation.

     Riviera Holding Company and Motor Wheel have executed a written Shareholders Agreement (the "Shareholders Agreement") dated October 31, 1996. Pursuant to the Shareholders Agreement, Motor Wheel has granted Riviera Holding Company an option to purchase all shares of stock of the Company held by Motor Wheel. The purchase price under this option is $3.0 million or $4.11 per share. This option will lapse on October 31, 1997. Riviera Holding Company has agreed to assign certain of its rights pursuant to this option to the

Company.

PREFERRED STOCK

     The Board of Directors of the Company is authorized to issue, without any further action on the part of the Company's shareholders, up to 200,000 shares of preferred stock (the "Preferred Stock") in one or more series with such designations, preferences, limitations and other rights, including voting rights, as are determined by the Board of Directors from time to time. The issuance of such shares of preferred stock could result in the dilution of the voting power of the shares of Common Stock purchased in this Offering and could have a dilutive effect on earnings per share.


ABSENCE OF PRIOR MARKET FOR COMMON STOCK

     Prior to March 4, 1997, there has been no public market for the Common Stock of the Company. There can be no assurance that an active public market for the shares will develop or be sustained after this offering or that the market price of the Common Stock will not decline below the initial public offering price. The trading price of the Company's Common Stock in the future could be subject to wide fluctuations in response to quarterly variations in operating results of the Company or its competitors, changes in analysts' estimates of the Company's financial performance, regulatory developments, general industry conditions, worldwide economic and financial conditions, and other factors. During certain periods, the stock markets have experienced extreme price and volume fluctuations. In addition, securities sold in initial public offerings have been especially susceptible to price volatility. These broad market fluctuations and other factors may adversely affect the market price of the Company's Common Stock.

                              SELLING SHAREHOLDER

     John T. Moran, the Selling Shareholder, is neither a director nor an officer or employee of the Company or any of its subsidiaries. He is an independent consultant who entered into the March 4, 1997 consulting agreement and plan of compensation referred to herein as the Plan. In accordance with the provisions of the Plan, the Selling Shareholder subscribed for 15,000 shares of the Common Stock which is being offered hereby, and agreed to pay the $97,500 purchase price therefor by paying the aggregate value thereof by rendering certain corporate advisory consulting services to the Company valued at $97,500.

     In addition, Mr. Moran agreed to purchase warrants for the purchase of an additional 30,000 shares of the Company's Common Stock exercisable for a period of three years at an exercisable price of $10.50 per share for 15,000 shares and $14.00 per share for the 15,000 share balance. The purchase price of warrants was $2,500 in the aggregate and was also paid by the rendering of certain corporate advisory consulting services.

     As of the date of this Prospectus, the Selling Shareholder beneficially owns, directly and indirectly, 45,000 shares of Common Stock, all of which are covered by this Prospectus. Upon completion of the offering being made hereby, the Selling Shareholder will not hold any shares of Common Stock.

                              PLAN OF DISTRIBUTION

     The Common Stock may be sold from time to time by the Selling Shareholder or by any pledgee, donee, transferee or other successor in interest. Such sales may be made on the American Stock Exchange or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Shareholder has been advised that he is subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares of Common Stock being registered hereunder.

                                 LEGAL MATTERS

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Dickinson, Wright, Moon, Van Dusen & Freeman of Grand Rapids, Michigan.

                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated herein by reference from the Company's Registration Statement on Form S-1, No. 333-14187 have been audited by Plante & Moran, L.L.P., independent auditors, as stated in said firm's report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has agreed to indemnify directors, officers and other representatives of the Company, including the Selling Shareholder in his capacity as a consultant, for costs incurred by them in connection with any action, suit or proceeding brought by reason of their position as a director, officer or representative. This would include actions, suits or proceedings with respect to liability under the Securities Act. To be eligible for indemnification, the person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Board of Directors is empowered to make other indemnification as authorized by the Company's Articles of Incorporation, Bylaws or corporate resolutions, so long as such indemnification is consistent with the Michigan Business Corporation Act. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Michigan Business Corporation Act, common law and any applicable statutory provisions. These provisions also may include indemnification for liabilities arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, as hereinabove described, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                               TABLE OF CONTENTS

                                                                 Page

Riviera Tool Company                                               1
Available Information                                              3
Incorporation of Certain Documents by Reference                    3
The Company                                                        4
Risk Factors                                                       4
Selling Shareholder                                                7
Plan of Distribution                                               8
Use of Proceeds                                                    8
Legal Matters                                                      8
Experts                                                            8
Additional Information                                             9

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with the General Instructions to Form S-8, as amended, the Company has provided the following information that is required in this Registration Statement, pursuant to which shares of the Company's Common Stock shall be registered, including the necessary opinion and consents, which are attached hereto as Exhibits 5, 23(a) and 23(b). The Company will deliver a prospectus meeting the requirements of Part I of Form S-8 and Rule 428 to the Selling Shareholder and all other persons entitled to receive same in accordance with the requirements of Rule 428(b).

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement as of their respective dates:

      (a) The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended February 28, 1997.

      (b) The Company's Registration Statement on Form S-1 filed with the Commission on October 15, 1996, together with any amendment or report filed for the purpose of updating such Registration
           Statement, to the extent of such update.  Registration No. 333-14187.

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


Item 4.        Description of Securities.

       Not applicable.

Item 5.        Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.


     The Company has agreed to indemnify directors, officers and other representatives of the Company, including the Selling Shareholder in his capacity as a consultant, for costs incurred by them in connection with any action, suit or proceeding brought by reason of their position as a director, officer or representative. This would include actions, suits or proceedings with respect to liability under the Securities Act. To be eligible for indemnification, the person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Board of Directors is empowered to make other indemnification as authorized by the Company's Articles of Incorporation, Bylaws or corporate resolutions, so long as such indemnification is consistent with the Michigan Business Corporation Act. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Michigan Business Corporation Act, common law and any applicable statutory provisions. These provisions also may include indemnification for liabilities arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, as hereinabove described, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     The Common Stock acquired under the Plan is being reoffered or resold pursuant to this Registration Statement by the Selling Shareholder. These securities were acquired by such Selling Shareholder pursuant to an exemption from registration under Section 4(2) of the Securities Act.

Item 8. Exhibits.

4(a) Specimen stock certificate of the Company's Common Stock (a copy of which is filed with the Commission as Exhibit 4(a) to the Company's Registration Statement on Form S-1 (Registration No. 333-14187), and which is incorporated herein by this reference).

4(c) Consulting Agreement and Plan of Compensation dated March 4, 1997 between the Company and John T. Moran.

4(d) Form of Warrant Agreement (including form of warrant).

5 Opinion of Dickinson, Wright, Moon, Van Dusen & Freeman regarding the legality of the Common Stock.

23(a) Consent of Independent Auditors.

23(b) Consent of Counsel (contained in the opinion of counsel filed as Exhibit
      5 hereto).

24    Power of Attorney (See Page II-4).


Item 9. Undertakings.

    The undersigned registrant hereby undertakes:


     (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution; and

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan on the 13th day of June, 1997.

                                      RIVIERA TOOL COMPANY



                                      By:/s/ Kenneth K Rieth
                                         -----------------------------
                                           Kenneth K. Rieth, President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth K. Rieth or Peter C. Canepa his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                        DATE
--------                              -----                        ----


/s/ Kenneth K. Rieth           President (Principal             June 13, 1997
-----------------------        Executive Officer) and
Kenneth K. Rieth               Director


/s/ Peter C. Canepa            Secretary, Treasurer             June 13, 1997
-----------------------        and Chief Financial
Peter C. Canepa                Officer (Principal
                               Financial and
                               Accounting Officer)

/s/ Leonard H. Wood            Director                         June 13, 1997
-----------------------                                         -------
Leonard H. Wood

                               Director                                , 1997
-----------------------                                         -------
Thomas R. Collins

                               Director                                , 1997
-----------------------                                         -------
John R. Kinstler

/s/ John C. Kennedy            Director                         June 13, 1997
-----------------------                                         -------
John C. Kennedy

/s/ Thomas H. Highley          Director                         June 13, 1997
-----------------------                                         -------
Thomas H. Highley

Exhibit No.        Exhibit Index
                   Description


 4 (a) Specimen stock certificate of the Company's Common Stock (a copy of which is filed with the Commission as Exhibit 4(a) to the Company's Registration Statement Form S-1 (Registration No. 333-14187), and which is incorporated herein by this reference).

 4 (c) Consulting Agreement and Plan of Compensation dated March 4, 1997 between the Company and John T. Moran.

 4 (d)             Form of Warrant Agreement (including form of warrant).

 5 Opinion of Dickinson, Wright, Moon, Van Dusen & Freeman regarding the legality of the Common Stock.

23 (a)             Consent of Independent Auditors.

23 (b) Consent of Counsel (contained in the opinion of counsel filed as Exhibit 5 hereto).

24                 Power of Attorney (See Page II-4).